CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-225480 on Form S-8 and Registration No. 333-224337 on Form S-3 of our report dated March 14, 2019, relating to the financial statements of Infrastructure and Energy Alternatives, Inc. appearing in this Annual Report on Form 10-K of Infrastructure and Energy Alternatives, Inc. for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Indianapolis, Indiana
March 14, 2019